EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

                  This Agreement and Plan of Reorganization ("Plan"), dated as of October 1, 2004, is made and entered into by and among Bridge Bank, National Association ("Bank"), a national bank, and Bridge Capital Holdings ("Bridge Capital Holdings"), a California corporation, as follows:


                  SECTION 1.  OUTSTANDING SHARES.

                  (a) Bank is a national banking association. Bank has (i) 10,000,000 authorized shares of common stock, par value $2.50 per share, of which 6,062,521 are issued and outstanding and of which 1,184,575 are subject to outstanding stock options, and (ii) 10,000,000 authorized shares of serial preferred stock, par value $2.50 per share, of which no shares, or warrants or options to acquire such shares, are issued or outstanding.

                  (b) Bridge Capital Holdings is a California corporation. Bridge Capital Holdings has (i) 30,000,000 authorized shares of common stock, no par value, of which 1,000 are issued and outstanding and (ii) 10,000,000 authorized shares of preferred stock, no par value, of which no shares, or warrants or options to acquire such shares, are issued or outstanding. All of the outstanding shares of Bridge Capital Holdings' common stock are owned by Daniel P. Myers.


                  SECTION 2.  THE REORGANIZATION.

                  Pursuant to 12 U.S.C. Section 215a-2 and 12 CFR Part 5,
Section 5.32, the Bank shall be reorganized into a bank holding company and its outstanding shares exchanged and converted into shares of Bridge Capital Holdings, and thereafter Bridge Capital Holdings shall be the sole shareholder of the Bank (the "Reorganization").


                  SECTION 3.  STOCK.

                  (a) STOCK OF THE BANK. At the effective time of the Reorganization ("Effective Time"), each share of common stock of the Bank issued and outstanding immediately prior to the Effective Time shall, by virtue of the Reorganization and share exchange, be deemed to be exchanged for and converted into one share of fully paid and nonassessable common stock of Bridge Capital Holdings, and there shall thereafter be outstanding no other shares, options, warrants or other rights to acquire shares of the Bank. Thereafter, certificates representing shares of the Bank's common stock held by the Bank's shareholders prior to the Effective Time shall represent solely the right to receive shares of Bridge Capital Holdings in exchange therefor.

                  (b) OWNERSHIP OF BANK STOCK BY BRIDGE CAPITAL HOLDINGS. Immediately following the Effective Time the Bank's Board of Directors shall issue 1000 shares of Bank's common stock to Bridge Capital Holdings, causing Bridge Capital Holdings to be the sole shareholder of the Bank.

                  (c) EXCHANGE OF STOCK BY THE BANK'S SHAREHOLDERS. At the Effective Time or as soon as practicable thereafter, the following actions shall be taken to effectuate the exchange and conversion specified in Paragraph 3(a) hereof:

                           (i) The holders of the Bank's common stock of record
immediately prior to the Effective Time shall be allocated and entitled to receive for each share of common stock of the Bank then held by them one share of common stock of Bridge Capital Holdings.

                           (ii) Subject to the provisions of Paragraph 3(c)(iii)
hereof Bridge Capital Holdings shall issue to the shareholders of the Bank the shares of common stock of Bridge Capital Holdings which said shareholders are entitled to receive hereunder.

                           (iii) Thereafter, outstanding certificates
representing shares of common stock of the Bank (except for certificates issued to Bridge Capital Holdings as described in Paragraph 3(b)) shall represent shares of the common stock of Bridge Capital Holdings and such certificates may, but need not, be exchanged by the holders thereof for new certificates for the appropriate number of shares of Bridge Capital Holdings.

                  (e) At the Effective Time and thereafter (i) the Bank's 2001 Stock Option Plan (the "Option Plan") shall be assumed and restated by Bridge Capital Holdings on the terms and conditions applicable to the Option Plan on the Effective Time; (ii) each option to purchase shares of the Bank's common stock outstanding on the Effective Time shall be deemed to be an option to purchase the same number of shares of the common stock of Bridge Capital Holdings; (iii) all shares of the Bank's common stock under the Option Plan which remain available at the Effective Time for issuance of options shall be converted into the same number of shares of Bridge Capital Holdings' common stock and shall be available for future option grants made by Bridge Capital Holdings; and (iv) any options thereafter granted pursuant to the Option Plan shall be deemed to be options granted by Bridge Capital Holdings and shall relate to the common stock of Bridge Capital Holdings.

                  SECTION 4.  APPROVALS.

                  (a) SHAREHOLDER APPROVAL. The Reorganization has been submitted to the shareholders of Bridge Capital Holdings, Subsidiary and the Bank for ratification and confirmation to the extent required by, and in accordance with, applicable provisions of law.

                  (b) REGULATORY APPROVALS. Each of the parties hereto shall proceed expeditiously and cooperate fully in procuring all other consents and approvals, and in satisfying all other requirements, prescribed by law or otherwise, necessary or desirable for the Reorganization to be consummated. The obligations of each of the parties to consummate the Reorganization shall be subject to the receipt, on or before the Effective Time, of all required regulatory consents and approvals.


                  SECTION 5.  ARTICLES OF INCORPORATION AND BY-LAWS.

                  (a) After the Effective Time, the Articles of Incorporation and By-Laws of Bridge Capital Holdings shall remain in full force and effect in the same form in which they exist on the Effective Time.

                  (b) After the Effective Time, the Articles of Incorporation and By-Laws of the Bank shall remain in full force and effect in the same form in which they exist on the Effective Time.


                  SECTION 6.  EFFECT OF REORGANIZATION AND EFFECTIVE TIME.

                  The Effective Time of the Reorganization shall be a day chosen by the Bank and Bridge Capital Holdings after receipt of all required approvals. The effect of the Reorganization provided for herein shall be as prescribed by law.


                  SECTION 7.  OFFICERS AND DIRECTORS

                  (a) The officers and directors of Bank holding office at the Effective Time shall be the officers and directors of the Bank after the Effective Time, until death, resignation or removal as provided by law or until the election and qualification of their respective successors.

                  (b) The officers and directors of Bridge Capital Holdings holding office at the Effective Time shall be the officers and directors of Bridge Capital Holdings after the Effective Time, until death, resignation or removal as provided by law or until the election and qualification of their respective successors.


                  SECTION 8 .  FURTHER ACTS.

                  The parties, shall from time to time, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this Plan.

                  In witness whereof the parties have executed this Plan as of the date first written above.



                                        BRIDGE CAPITAL HOLDINGS



                                        By: /s/ DANIEL P. MYERS
                                            ___________________________________
                                                Daniel P. Myers, President


                                        By: /s/ KENNETH B. SILVEIRA
                                            ___________________________________
                                                Kenneth B. Silveira, Secretary



                                        BRIDGE BANK, N.A.



                                        By: /s/ DANIEL P. MYERS
                                            ___________________________________
                                                Daniel P. Myers, President


                                        By: /s/ KENNETH B. SILVEIRA
                                            ___________________________________
                                                Kenneth B. Silveira, Secretary


                                       3